UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2011

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34388	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

In the original Form 8-K filed by Kensey Nash Corporation (the “Company”) with the Securities and Exchange Commission on February 3, 2011 (the “Original 8-K”), the Company attached as Exhibit 2.1, a partially redacted copy of the Asset Purchase Agreement (the “Asset Purchase Agreement”) entered into by the Company on January 28, 2011 (the “Closing Date”) with Nerites Corporation (“Nerites”). This amendment is being filed by the Company in connection with its withdrawal of its application for confidential treatment with respect to certain redacted portions of the Asset Purchase Agreement to which the Company had previously sought confidential treatment pursuant to an application under Rule 24b-2 under the Securities Exchange Act of 1934 and Rule 406 under Securities Act of 1933. The sole purpose of this amendment is to file an unredacted copy of the Asset Purchase Agreement as Exhibit 2.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Asset Purchase Agreement by and among KNC Ner Acquisition Sub, Inc., a Delaware corporation, Nerites Corporation, a Wisconsin corporation and Kensey Nash Corporation, a Delaware corporation, dated as of January 28, 2011.*

*	The schedules to this agreement have not been filed with the Securities and Exchange Commission pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally copies of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/s/ Michael Celano
Michael Celano
Chief Financial Officer

Dated: May 13, 2011